Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Agreement”) is made and entered into as of January 11, 2007, by and among SP Holding Corporation, a Delaware corporation (“Parent”), Organic Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Organic Holding Company, Inc., a Delaware corporation (“Company”).

R E C I T A L S

A.            The Boards of Directors of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the “Merger”) and, in furtherance thereof, have approved the Merger.

B.            Pursuant to the Merger, among other things, the outstanding shares of Company common stock, $.001 par value (“Company Common Stock”), the outstanding shares of the Company preferred stock, $.001 par value (“Company Preferred Stock”), as well as certain other securities, shall be converted into shares of Parent Common Stock, $.001 par value (“Parent Common Stock”) and other securities of Parent, at the rate set forth herein.

C.            Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

D.            The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1           The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Certificate of Merger substantially in the form attached hereto as Exhibit A and in accordance with the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2           Closing; Effective Time. The closing of the transactions contemplated hereby (the “Closing”) shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the “Closing Date”). The Closing shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Boulevard, Suite 2200, Los Angeles, California 90067, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the “Effective Time”).

1.3           Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4           Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

(a)           Conversion of Company Common Stock and Company Preferred Stock. At the Effective Time, each share of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock and Company Preferred Stock to be canceled pursuant to Section 1.4(b)) will be canceled and extinguished and be converted automatically into the right to receive 0.77616 shares of Parent Common Stock, subject to any adjustments made pursuant to Section 1.4(e) (the “Exchange Ratio”).

(b)           Cancellation of Company Common Stock and Company Preferred Stock Owned by Company. At the Effective Time, all shares of Company Common Stock and Company Preferred Stock that are owned by Company as treasury stock and each share of Company Common Stock owned by any direct or indirect wholly owned subsidiary of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c)           Options and Warrants to Purchase Company Common Stock; Convertible Promissory Notes. At the Effective Time, (i) all options to purchase Company Common Stock then outstanding, and all warrants to purchase Company Common Stock and Company Preferred Stock shall be converted into the right to receive options and warrants to purchase Parent Common Stock in accordance with Section 5.8; and (ii) all then outstanding promissory notes convertible into Company’s capital stock, other than the convertible promissory note issued to United Natural Foods, Inc. and the convertible promissory note issued to Satellite Credit Opportunities Fund, Ltd., will be repaid or cancelled, extinguished and be converted automatically into the right to receive such number of shares of Parent Common Stock based on the Exchange Ratio and as if such notes were converted immediately prior to the Effective Time.

(d)           Capital Stock of Merger Sub. At the Effective Time, each share of common stock, $.001 par value, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(e)           Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock, Company Common Stock or Company Preferred Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock or Company Preferred Stock occurring after the date hereof and prior to the Effective Time, so as to provide holders of Company Common Stock and Company Preferred Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization or like change.

(f)            No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock and/or Company Preferred Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing bid price of a share of Parent Common Stock on the Over-the-Counter Bulletin Board (“OTC BB”)on the date the Merger becomes effective.

1.5           Surrender of Certificates.

(a)           Exchange Agent. Parent’s transfer agent shall act as exchange agent (the “Exchange Agent”) in the Merger.

(b)           Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 1.4(a) in exchange for shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time (provided that delivery of any shares that are subject to vesting and/or repurchase rights or other restrictions shall be in book entry form until such vesting and/or repurchase rights or other restrictions lapse).

(c)           Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and Company Preferred Stock, as well as to all Company optionholders, warrantholders and noteholders, as applicable, whose shares, options, warrants and notes were converted into the right to receive shares of Parent Common Stock and options and warrants to purchase Parent Common Stock pursuant to Section 1.4, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, the option agreements and/or the warrant agreements shall pass, only upon receipt of the Certificates, the Company option agreements and/or the Company warrant agreements by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates, the Company option agreements and/or the Company warrant agreements in exchange for certificates or agreements (or book entries in the case of shares that are subject to vesting and/or repurchase rights or other restrictions) representing shares of Parent Common Stock and options and warrants to purchase shares of Parent Common Stock. Upon surrender of a Certificate, an option agreement and/or a warrant agreement for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate, Company option agreement and/or Company warrant agreement shall be entitled to receive in exchange therefor a certificate (or book entry in the case of shares that are subject to vesting and/or repurchase rights or other restrictions) representing the number of whole shares of Parent Common Stock and/or options and/or warrants to purchase shares of Parent Common Stock, and the amount in cash in lieu of any fractional shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to Section 1.4, and the Certificate, Company option agreement and/or Company warrant agreement so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock and Company Preferred Stock and each option and warrant to purchase shares of Company Common Stock and/or Company Preferred Stock, will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends with respect to the capital stock, to evidence (i) the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock and Company Preferred Stock shall have been so converted, (ii) the ownership of the number of options and warrants to purchase shares of Parent Common Stock into which such Company options and warrants shall have been so converted, and (iii) the right to receive the amount in cash in lieu of any fractional shares of Parent Common Stock, if any, in accordance with Section 1.4.

(d)           Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.5(d)) with respect to such shares of Parent Common Stock.

(e)           Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(f)            No Liability. Notwithstanding anything to the contrary in this Section 1.5, none of the Exchange Agent, the Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.6           No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock, Company Preferred Stock and certain of Company’s convertible promissory notes then outstanding in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock, shares of Company Preferred Stock and Company’s convertible promissory notes which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.7           Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.4; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed

Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.8           Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

1.9           Withholding Rights. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent Common Stock otherwise deliverable under this Agreement, such amounts as Parent and the Surviving Corporation are required, and Company acknowledges and agrees are required, to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

1.10         Termination of Exchange Agent Funding. Any certificates for shares of Parent Common Stock held by the Exchange Agent which have not been delivered to holders of Certificates pursuant to this Article I within six (6) months after the Effective Time shall promptly be delivered to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.5 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

1.11         Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.12         Shares Subject to Appraisal Rights.

(a)           Notwithstanding Section 1.4, Dissenting Shares (as hereinafter defined) shall not be converted into a right to receive Parent Common Stock and the holders thereof shall be entitled only to such rights as are granted by Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Law, provided, however, that (i) if any stockholder of Company who asserts appraisal rights in connection with the Merger (a “Dissenter”) has failed to establish his entitlement to such rights as provided in Delaware Law, or (ii) if any such Dissenter has effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under Delaware Law the shares of Company Common Stock held by such Dissenter shall be treated as if they had been converted, as of the Effective Time, into a right to receive Parent Common Stock and as provided in Section 1.4. Company shall give Parent prompt notice of any demands for payment received by Company from a person asserting appraisal rights, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settlement or offer to settle, any such demands.

(b)           As used herein, “Dissenting Shares” means any shares of Company Common Stock and Company Preferred Stock held by stockholders of Company who are entitled to appraisal rights under Delaware Law, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with Delaware Law.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPANY

In this Agreement, any reference to any event, change, condition or effect being “material” with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a “Material Adverse Effect” with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.

In this Agreement, any reference to the Company’s “knowledge” means the actual knowledge of Jason Brown, the Company’s Chief Executive Officer, after reasonable inquiry (within the meaning of Rule 405 under the Securities Act of 1933, as amended (“Securities Act”)).

Except as disclosed in that section of the document of even date herewith delivered by Company to Parent prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”) corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Company Disclosure Schedule if it is reasonably apparent from the nature of the disclosure that it is applicable to another Section of this Agreement, Company represents and warrants to Parent and Merger Sub as follows:

2.1           Organization, Standing and Power. Each of Company and its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing, and no certificates of dissolution have been filed under the laws of its jurisdiction of organization. Each of Company and its subsidiaries has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Company. Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation (the “Certificate of Incorporation”), and the Bylaws, or other charter documents, as applicable, of Company and each of its subsidiaries, each as amended to date. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. Company is the direct or indirect owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Company free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

2.2           Capital Structure. The authorized capital stock of Company consists of 15,100,000 shares of common stock, $.001 par value, and 9,670,000 shares of preferred stock, $.001 par value, of which there were issued and outstanding as of the close of business as of the date hereof, 4,271,888 shares of common stock and 8,109,287 shares of preferred stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof, other than upon the exercise of options outstanding as of such date, and warrants and convertible promissory notes issued in conjunction with various common stock, preferred stock and convertible note financings. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. As of the date hereof, Company has reserved (i) 1,029,432 shares of its common stock for issuance to employees, consultants and directors pursuant to stock option agreements, of which no shares have been issued pursuant to option exercises and 1,029,432 shares are subject to outstanding, unexercised options, (ii)  1,733,150 shares of common stock for issuance pursuant to outstanding warrants to purchase common stock, (iii) 1,402,843 shares of preferred stock for issuance pursuant to outstanding warrants to purchase preferred stock, (iv) up to approximately 4,410,684 shares of common stock for issuance upon conversion of the outstanding convertible promissory bridge notes assuming a conversion price of $1.17 and excluding any accrued and unpaid interest, (v)

approximately 636,752 shares of common stock for issuance upon conversion of the outstanding convertible promissory note issued to United Natural Foods, Inc. assuming a conversion price of $1.17 and excluding any accrued and unpaid interest, and (v) 448,718 shares of common stock for issuance upon conversion of the outstanding convertible promissory note issued to Satellite Credit Opportunities Fund, Ltd. assuming a conversion price of $1.17 and excluding any accrued and unpaid interest.  Except for (i) the rights created pursuant to this Agreement, (ii) the Company’s rights to repurchase any unvested shares under the stock option agreements, and (iii) the warrants and convertible securities listed on Schedule 2.2 of the Company Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Company’s capital stock (i) between or among Company and any of its stockholders and (ii) to the best of Company’s knowledge, between or among any of Company’s stockholders. The terms of the Company’s stock option agreements permit the assumption or substitution of options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities or stockholders. True and complete copies of all such stock option agreements have been made available to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Parent.

2.3           Authority. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by Company’s stockholders holding a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Company Preferred Stock and approval by certain warrantholders of the terms of this Agreement that may be applicable to them, as contemplated by Section 6.1(a).  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by Company’s stockholders holding a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Company Preferred Stock and approval by certain warrantholders of the terms of this Agreement that may be applicable to them, as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the

Certificate of Incorporation or Bylaws of Company or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) could not have had and could not reasonably be expected to have a Material Adverse Effect on Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings, if any, as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”); and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

2.4           Financial Statements.

(a)           Company has provided to Parent a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of Company for the fiscal year ended December 31, 2005 (the “Audited Financial Statements”). The Audited Financial Statements were prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)           Company has provided to Parent a correct and complete copy of the unaudited consolidated financial statements of the Company for the nine month period ended September 30, 2006 (the “Unaudited Financial Statements”). The Unaudited Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal adjustments that are not expected to have a Material Adverse Effect on Company.

2.5           Absence of Certain Changes. Since September 30, 2006 (the “Company Balance Sheet Date”), Company has conducted its business in the ordinary course consistent with past practice and there has not occurred:  (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of Company’s knowledge any event beyond Company’s control that is reasonably likely to result in, a Material Adverse Effect to Company; (ii) any acquisition, sale or transfer of any material asset of Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its or any of its subsidiaries’ assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any material contract entered into by Company or any of its subsidiaries, other than in the ordinary course of business and as provided to Parent, or any amendment or termination of, or default under, any material contract to which Company or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Company to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Company’s past practices. Company has not agreed since September 30, 2006 to take any of the actions described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

2.6           Absence of Undisclosed Liabilities. Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Company Financial Statements for the fiscal quarter ended September 30, 2006 (the “Company Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Company; and (iv) those incurred in connection with the execution of this Agreement.

2.7           Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Company or any of its subsidiaries, threatened against Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Company or any of its subsidiaries or any of their respective assets or business, or, to the knowledge of Company and its subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company. Schedule 2.7 of the Company Disclosure Schedule lists all actions, suits, proceedings, claims, arbitrations, audits and investigations pending before any agency, court or tribunal that involve Company or any of its subsidiaries.

2.8           Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries.

2.9           Governmental Authorization. Company and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company’s or any of its subsidiaries’ business or the holding of any such interest ((i) and (ii) herein collectively called “Company Authorizations”), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations or where the failure of such Company Authorizations to be in full force and effect could not reasonably be expected to have a Material Adverse Effect on Company.

2.10         Title to Property. Company and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Company Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on Company. The plants, property and equipment of Company and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect. All properties used in the operations of Company and its subsidiaries are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.10 of the Company Disclosure Schedule identifies each parcel of real property owned or leased by Company or any of its subsidiaries. No lease relating to a foreign parcel contains any extraordinary payment obligation.

2.11         Intellectual Property.

(a)           Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, maskworks, schematics, trade secrets, computer software programs (in both source code, except in circumstances where Company or its subsidiary only possesses a license to the object code form, and object code form), and tangible or intangible proprietary information or material (“Intellectual Property”) that are used in the business of Company and its subsidiaries (“Company Intellectual Property”). Company owns and possesses source code for all software owned by Company and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by Company. Company has not (i) licensed any Company Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to Company Intellectual Property. No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights (as defined below).

(b)           Schedule 2.11(b) of the Company Disclosure Schedule lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, and maskworks included in the Company Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material non-registered Intellectual Property, (iii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property (except for non-material licenses entered into by Company in the ordinary course of business), and (iv) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company is authorized to use any third party patents, trademarks or copyrights, including software (“Third Party Intellectual Property Rights”) which are incorporated in, are, or form a part of any Company product, other than commercially available, off-the-shelf software.

(c)           To Company’s knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property rights, or any Intellectual Property right of any third party to the extent licensed by or through Company or any of its subsidiaries, to any third party, including any employee or former employee of Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has entered into any agreement to indemnify any entity against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders, license agreements, and distribution and other customer agreements.

(d)           Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property or Third Party Intellectual Property Rights.

(e)           To Company’s knowledge, all patents, trademarks, service marks and copyrights held by Company are valid and subsisting. Company (i) has not been sued in any suit, action or proceeding (or received any notice or, to Company’s knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party. To Company’s knowledge, the manufacture, use, marketing, licensing or sale of Company’s products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

(f)            Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property of the rights to such contributions that Company does not already own by operation of law.

(g)           Company has taken all reasonably necessary steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents or copyright (“Confidential Information”). All use, disclosure or appropriation of Confidential Information owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

(h)           There are no actions that must be taken by Company or any subsidiary within sixty (60) days of the Closing Date that, if not taken, will result in the loss of any Company Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Company Intellectual Property.

(i)            Company and its subsidiaries have not received any opinion of counsel, written or oral, addressing: (i) the unauthorized use, disclosure, infringement, or misappropriation of any Company Intellectual Property; (ii) the validity or enforceability of any Company Intellectual Property; or (iii) the unauthorized use, disclosure, infringement, or misappropriation of any third party intellectual property by Company or any of its subsidiaries.

2.12         [INTENTIONALLY OMITTED].

2.13         Taxes.

(a)           For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a “Tax authority”) responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement. “Tax Return” means any return, statement, report or form (including, without limitation estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

(b)           Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any of its subsidiaries is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes required to be paid, whether or not shown on any Tax Return. All unpaid Taxes of Company and its subsidiaries for periods through September 30, 2006, are reflected in the Company Balance Sheet. Company has no liability for unpaid Taxes accruing after September 30, 2006, other than Taxes arising in the ordinary course of its business.

(c)           There is (i) no claim for Taxes that is a lien against the property of Company or any of its subsidiaries being asserted against Company or any of its subsidiaries other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of Company or any of its subsidiaries that is being conducted by a Tax authority that is currently pending or threatened, and Company has not been notified of any proposed Tax claims or assessments against Company; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Company or any of its subsidiaries and that is currently in effect; and (iv) no agreement, contract or arrangement to which Company or any of its subsidiaries is a party obligates the Company to make a payment of any amount that would not be deductible by reason of Section 280G, 162 or 404 of the Code. Neither Company nor any of its subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(d)           There are no Tax sharing or Tax allocation agreements to which Company or any of its subsidiaries is a party or to which it or any of them is bound. Neither Company nor any of its subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Company nor any of its subsidiaries has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation. Company and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities.

(e)           Company has not been either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(f)            Company and each of its subsidiaries has withheld (and paid over to the appropriate governmental authorities) with respect to either its employees or any third party all Taxes required to be withheld, including, but not limited to, FICA and FUTA.

(g)           Neither Company nor any of its subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897 of the Code.

2.14         Employee Benefit Plans.

(a)           All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company, or any trade or business (whether or not incorporated) which is under common control with Company, with respect to which the Company has liability (collectively, the “Company Plans”) have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Company Plans, and all liabilities with respect to the Company Plans have been properly reflected in the financial statements and records of Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought, or, to the knowledge of Company, is threatened, against or with respect to any Company Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by any governmental agency with respect to any Company Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the plans have been timely made or accrued. Company does not have any plan or commitment to establish any new Company Plan, to modify any Company Plan (except to the extent required by law or to conform any such Company Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new plan. Each Company Plan can be amended, terminated or otherwise discounted after the Closing in accordance with its terms, without liability to Parent or Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b)           Except as disclosed in Schedule 2.14 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company under any Company Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.15         Labor Matters. Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does Company know of any activities or proceedings of any labor union to organize any such employees.

2.16         Interested Party Transactions. Except as disclosed in Schedule 2.16 of the Company Disclosure Schedule, neither Company nor any of its subsidiaries is indebted to any director or officer of Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company or any of its subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.17         Insurance. Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company and its subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.18         Compliance With Laws. To the Company’s knowledge, each of Company and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Company.

2.19         Minute Books. The minute books of Company and its subsidiaries made available to Parent contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Company and the respective subsidiaries during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

2.20         Brokers’ and Finders’ Fees. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby except as disclosed on Schedule 2.20.

2.21         Vote Required. The affirmative vote of the Company’s stockholders holding a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Company Preferred Stock is the only vote of the holders of any of Company’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.

2.22         Board Approval. The Board of Directors of Company has (i) approved this Agreement and the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of Company and are on terms that are fair to such stockholders and (iii) intends to recommend that the stockholders of Company approve this Agreement and consummation of the Merger.

2.23         Representations Complete. None of the representations or warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

In this Agreement, any reference to the Parent’s and/or Merger Sub’s knowledge means such party’s actual knowledge after reasonable inquiry of such party’s executive officers and directors (within the meaning of Rule 405 under the Securities Act.)

Except as disclosed in that section of the document of even date herewith delivered by Parent to Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedule”) corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Parent Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Parent represents and warrants to Company as follows:

3.1           Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing, and no certificates of dissolutions have been filed under the laws of its jurisdiction of organization. Each of Parent and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Parent has delivered or made available to Company a true and correct copy of the Certificate of Incorporation (the “Certificate of Incorporation”), and the Bylaws, or other charter documents, as applicable, of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Parent is the owner of all outstanding shares of capital stock of Merger Sub and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of Merger Sub are owned by Parent free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of Merger Sub, or otherwise obligating Parent or Merger Sub to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in Schedule 3.1 of the Parent Disclosure Schedule, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Schedule 3.1 of the Parent Disclosure Schedule lists, and Parent has delivered to Company copies of, the charters of each committee of Parent’s Board of Directors and any code of conduct or similar policy adopted by Parent.

3.2           Capital Structure.  The authorized capital stock of Parent consists of 500,000,000 shares of common stock, $.001, par value, and 60 shares of preferred stock, $.001 par value, of which there were issued and outstanding as of the close of business on the date hereof, 439,403 shares of common stock and 60 shares of preferred stock. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof, other than pursuant to the exercise of options outstanding as of such date under Parent’s 1998 Stock Option Plan initiated in July 1998 and the Parent’s 2000 Stock Option Plan initiated in September 2000 (together the “Parent Stock Option Plans”). All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or by which it is bound. As of the date hereof, Parent has reserved 10,000 shares of common stock for issuance to employees, consultants and directors pursuant to the Parent Stock

Option Plans, of which no shares have been issued pursuant to option exercises or direct stock purchases, 252 shares are subject to outstanding, unexercised options, no shares are subject to outstanding stock purchase rights, and 9,748 shares are available for issuance thereunder. Since September 30, 2006, Parent has not issued or granted additional options under the Parent Stock Option Plans. Except for (i) the rights created pursuant to this Agreement, and the Parent Stock Option Plans and (ii) Parent’s rights to repurchase any unvested shares under the Parent Stock Option Plans or the stock option agreements thereunder, and (iii) warrants and convertible securities listed on Schedule 3.2 of the Parent Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Parent or obligating Parent to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Parent’s capital stock (i) between or among Parent and any of its stockholders and (ii) to the best of Parent’s knowledge, between or among any of Parent’s stockholders. True and complete copies of all agreements and instruments relating to or issued under the Parent Stock Option Plans have been made available to Company and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Company. The shares of Parent Common Stock issued under the Parent Stock Option Plans have either been registered under the Securities Act or were issued in transactions which qualified for exemptions under, either Section 4(2) of, or Rule 701 under, the Securities Act for stock issuances under compensatory benefit plans.

3.3           Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) could not have had and could not reasonably be expected to have a Material Adverse Effect on Parent.

No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2; (ii) the filing with the SEC of Form D; (iii) the filing of a Form 8-K with the SEC within four (4) business days after the Closing Date; (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; (v) any filings required with the OTC BBwith respect to the shares of Parent Common Stock issuable upon exchange of the Company Common Stock and the Company Preferred Stock in the Merger and upon exercise of the options and warrants to purchase Parent Common Stock issued by Parent upon the exchange of the outstanding options and warrants to purchase Company Common Stock and Company Preferred Stock; and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

3.4           SEC Documents; Financial Statements. Parent has made available to Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Parent since December 31, 2004, and, prior to the Effective Time, Parent will have furnished or made available to Company true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the “Parent SEC Documents”). Parent has timely filed all forms, statements and documents required to be filed by it with the SEC since December 31, 2004. In addition, Parent has made available to Company all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to Company all exhibits to any additional Parent SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those that have expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in material default thereunder. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. None of Parent’s subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the “Parent Financial Statements”) were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-QSB, as permitted by Form 10-QSB of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

3.5           Sarbanes-Oxley Act of 2002. There has been no change in Parent accounting policies since December 31, 2004 except as described in the notes to the Parent Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Parent’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Since December 31, 2005, neither Parent nor, to the knowledge of the Parent, any director, officer, employee, auditor, accountant or representative of Parent or any of its subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices, except for (A) any complaint, allegation, assertion or claim as has been resolved without any resulting change to Parent’s accounting or auditing practices, procedures methodologies or methods of Parent or its internal accounting controls and (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of Parent’s financial statements and periodic reports. To the knowledge of Parent, no attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or to any director or officer of Parent. To the knowledge of Parent, no employee of Parent has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

3.6           Absence of Certain Changes.Since September 30, 2006 (the “Parent Balance Sheet Date”), Parent has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of Parent’s knowledge any event beyond Parent’s control that is reasonably likely to result in, a Material Adverse Effect to Parent; (ii) any acquisition, sale or transfer of any material asset of Parent or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or any revaluation by Parent of any of its or any of its subsidiaries’ assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its shares of capital stock; (v) any material contract entered into by Parent or any of its subsidiaries, other than in the ordinary course of business and as provided to Company, or any amendment or termination of, or default under, any material contract to which Parent or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to Parent’s Certificate of Incorporation or Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Parent to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Parent’s past practices. Parent has not agreed since September 30, 2006 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to take any of the actions described in the preceding clauses (i) through (vii) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

3.7           Absence of Undisclosed Liabilities.  Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Parent’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 (the “Parent Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Parent Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Parent, and (iv) those incurred in connection with this Agreement.

3.8           Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent or any of its subsidiaries, threatened against Parent or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Parent or any of its subsidiaries or any of their respective assets or business, or, to the knowledge of Parent and its subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent. Schedule 3.8 of the Parent Disclosure Schedule lists all actions, suits, proceedings, claims, arbitrations, audits and investigations pending before any agency, court or tribunal that involve Parent or any of its subsidiaries.

3.9           Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries.

3.10         No Interest in Property.  Neither Parent nor Merger Sub has any interest in any real property, tangible personal property and/or Intellectual Property as an owner, licensee, lessee or tenant (as applicable).

3.11         Taxes.

(a)           Parent and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes required to be paid, whether or not shown on any Tax Return. All unpaid Taxes of Parent for periods through September 30, 2006, are reflected in the Parent Balance Sheet. Parent has no liability for unpaid Taxes accruing after September 30, 2006, other than Taxes arising in the ordinary course of its business subsequent to September 30, 2006.

(b)           There is (i) no claim for Taxes that is a lien against the property of Parent or is being asserted against Parent other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of Parent that is being conducted by a Tax authority that is currently pending or threatened, and Parent has not been notified of any proposed Tax claims or assessments against Parent; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Parent and that is currently in effect; and (iv) no agreement, contract or arrangement to which Parent is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Parent has not been or will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(c)           There are no Tax sharing or Tax allocation agreements to which Parent is a party or to which it is bound. Parent has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Parent has never been a member of a consolidated, combined or unitary group of which Parent was not the ultimate parent corporation. Parent has in its possession receipts for any Taxes paid to foreign Tax authorities.

(d)           Parent has not been either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(e)           Parent has withheld (and paid over to the appropriate governmental authorities) with respect to either its employees or any third party all Taxes required to be withheld, including, but not limited to, FICA and FUTA.

(f)            Parent subsidiaries has never been a United States real property holding corporation within the meaning of Section 897 of the Code.

3.12         Employee Benefit Plans.

(a)           All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Parent, or any trade or business (whether or not incorporated) which is under common control with Parent, with respect to which the Parent has liability (collectively, the “Parent Plans”) have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Parent Plans have been properly reflected in the financial statements and records of Parent. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or, to the knowledge of Parent, is threatened, against or with respect to any Parent Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by any governmental agency with respect to any Parent Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the plans have been timely made or accrued. Parent does not have any plan or commitment to establish any new Parent Plan, to modify any Parent Plan (except to the extent required by law or to conform any such Parent Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new plan. Each Parent Plan can be amended, terminated or otherwise discounted after the Closing in accordance with its terms, without liability to Parent (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b)           Except as disclosed in Schedule 3.14 of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent under any Parent Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.13         Labor Matters. Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent nor does Parent know of any activities or proceedings of any labor union to organize any such employees.

3.14         Interested Party Transactions. Except as disclosed in the Parent SEC Documents, Parent is not indebted to any director or officer of Parent (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Parent, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

3.15         Insurance. Parent maintains no insurance of any kind.

3.16         Compliance With Laws. Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Parent.

3.17         Broker’s and Finders’ Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18         Minute Books. The minute books of Parent made available to Company contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Parent during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

3.19         Vote Required. The approval of Parent’s and Merger Sub’s Board of Directors and the affirmative vote of Parent as sole stockholder of Merger Sub are the only approvals or votes necessary to approve this Agreement and the transactions contemplated hereby.

3.20         Board Approval. The Board of Directors of Parent has (i) approved this Agreement and the Merger, and (ii) approved the issuance of the shares of Parent Common Stock and options and warrants to purchase Parent Common Stock pursuant to Article I. The Board of Directors of Merger Sub has approved this Agreement and the Merger, and recommended that the sole stockholder of Merger Sub approve this Agreement and the Merger.

3.21         Over-the-Counter Bulletin Board Quotation. Parent Common Stock is quoted on the OTC BB. There is no action or proceeding pending or, to Parent’s knowledge, threatened against Parent by Nasdaq or NASD, Inc. (“NASD”) with respect to any intention by such entities to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

3.22         Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by Parent or Merger Sub pursuant to this Agreement, or the Parent SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1           Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Parent and Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its and its subsidiaries’ business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries’ present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its and its subsidiaries’ present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its subsidiaries’ relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries’ goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Parent and Company agrees to promptly notify the other of any material event or occurrence not in the ordinary course of its or its subsidiaries’ business, and of any event that would have a Material Adverse Effect on Parent or Company.

4.2           Restrictions on Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, neither Parent nor Company shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

(a)           Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

(b)           Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

(c)           Stock Option Agreements, Etc. Except as required by Section 5.8, take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock option agreements or authorize cash payments in exchange for any options or other rights granted under any of such agreements, except changes that would allow accelerated vesting if holders of Company rights or options are terminated without cause within 12 months after the Effective Time;

(d)           Material Contracts. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice;

(e)           Issuance of Securities. Except with respect to the Parent’s private placement offering of up to $6,000,000.00 Parent Common Stock and warrants to purchase Parent Common Stock and except with respect to the issuance of the Company’s securities to the Company’s employees and consultants, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the conversion of preferred stock, or exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

(f)            Intellectual Property.  Transfer or license to any person or entity any rights to any Intellectual Property other than the license of non-exclusive rights to Intellectual Property in the ordinary course of business consistent with past practice, place any Intellectual Property into a source-code escrow, or grant any source-code license of any kind;

(g)           Exclusive Rights. Enter into or amend any material agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology, except in the ordinary course of business and consistent with past practice;

(h)           Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries’ business, taken as a whole, except in the ordinary course of business consistent with past practice;

(i)            Indebtedness. Except in its ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in excess of $500,000.00 in the aggregate;

(j)            Payment of Obligations. Except for the convertible promissory note in favor of Satellite Credit Opportunities Fund, Ltd., pay, discharge or satisfy in an amount in excess of $50,000.00 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Parent Financial Statements or the Company Financial Statements, as applicable;

(k)           Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $100,000.00 individually or in the aggregate;

(l)            Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

(m)          Acquisitions. Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries’ business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization;

(n)           Taxes.  Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(o)           Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(p)           Accounting Policies and Procedures.  Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

(q)           Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (p) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1           Action of Company’s Stockholders. Company shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to approve the Merger within 45 days of the date of this Agreement. Company shall use its reasonable best efforts to secure the vote or consent of stockholders required to effect the Merger.

5.2           Access to Information.

(a)           Except as prohibited by applicable law, each of Parent and Company shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party’s and its subsidiaries’ properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and its subsidiaries as the other party may reasonably request. Each of Parent and Company agrees to provide to the other and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(b)           Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c)           No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(d)           Each of Parent and Company shall provide the other and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of such party’s and its subsidiaries’ Tax Returns and other records and workpapers relating to Taxes, and shall also provide the following information upon the request of the other party or its subsidiaries:  (i) a schedule of the types of Tax Returns being filed by Parent or Company, as applicable, and each of its subsidiaries in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all material Tax elections filed in each jurisdiction by Parent or Company, as applicable, and each of its subsidiaries, (v) a schedule of any deferred intercompany gain with respect to transactions to which Parent or Company, as applicable, or any of its subsidiaries has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

5.3           Confidential Information; Non-Solicitation or Negotiation..

(a)           Confidential Information. Except in connection with any dispute between the parties and subject to any obligation to comply with (i) any applicable law, (ii) any rule or regulation of any governmental authority or securities exchange, or (iii) any subpoena or other legal process to make information available to the persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its stockholders, directors, officers, managers, employees, agents and attorneys to hold such information confidential.  Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; provided, however, that the foregoing shall not apply to any information obtained by a party through its own independent investigations of the other party or received by a party from a source not known by such party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the other party, nor to any information obtained by a party which is generally known to others engaged in the trade or business of such party.  In the event a party to this Agreement becomes legally compelled to disclose any such information, it shall promptly provide the others with written notice of such requirement so that the other parties to this Agreement may seek a protective order or other remedy.  If this Agreement shall be terminated for any reason, the parties shall return or cause to be returned to the others all written data, information, files, records and copies of documents, worksheets and other materials obtained by such parties in connection with this Agreement.

(b)           No Solicitation or Negotiation. Unless and until this Agreement is terminated, neither Parent nor Merger Sub shall, nor shall they cause, suffer or permit their directors, officers, stockholders, employees, representatives, agents, investment bankers, advisors, accountants or attorneys of Parent or Merger Sub, to initiate or solicit, directly or indirectly, any inquiries or the making of any offer or proposal that constitutes or could be reasonably expected to lead to an a proposal or offer (other than by the Company) for a stock purchase, asset acquisition, merger, consolidation or other business combination involving Parent and/or Merger Sub or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of, Parent and/or Merger Sub (an “Alternative Proposal”) from any person and/or entity, or engage in negotiations or discussions relating thereto or accept any Alternative Proposal, or make or authorize any statement, recommendation or solicitation in support of any Alternative Proposal.  Parent and/or Merger Sub shall notify the Company orally and in writing of the receipt of any such inquiries, offers or proposals (including the terms and conditions of any such offer or proposal, the identity of the person and/or entity making it and a copy of any written Alternative Proposal), as promptly as practicable and in any event within 48 hours after the receipt thereof, and shall keep the Company informed of the status and details of any such inquiry, offer or proposal.  Parent and Merger Sub shall immediately terminate any existing solicitation, activity, discussion or negotiation with any person and/or entity hereafter conducted by them or by any officer, employee, director, stockholder or other representative thereof with respect to the foregoing.

5.4           Public Disclosure. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

5.5           Consents; Cooperation.

(a)           Each of Parent and Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR. Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

(b)           Each of Parent and Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an “Order”), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Parent nor Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Final Date (as defined in Section 7.1(b)). Each of Parent and Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and Company also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby:  entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws.

(c)           Notwithstanding anything to the contrary in Section 5.5(a) or Section 5.5(b), (i) neither Parent nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Parent or of Parent combined with the Surviving Corporation after the Effective Time and (ii) neither Company nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Company.

5.6           Legal Requirements. Each of Parent, Merger Sub and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.7           Blue Sky Laws. Parent shall use its reasonable best efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock and other securities of Parent in connection with the Merger. Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock and other securities of Parent in connection with the Merger.

5.8           Issuance of New Options and New Warrants.

(a)           Company represents and warrants to Parent that Schedule 5.8 of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of (i) outstanding options, including the number of shares of Company Common Stock subject to each such option, (ii) outstanding warrants to purchase shares of Company Common Stock and Company Preferred Stock, including the number of shares of Company Common Stock and Company Preferred Stock subject to each such warrant, and (iii) outstanding convertible promissory notes of Company convertible into shares of Company Common Stock and Company Preferred Stock, including the principal amount of such promissory notes. As soon as is practicable after the Effective Time, but in no event later than 30 days after the Effective Time, Parent shall issue to each holder of an outstanding option to purchase shares of Company Common Stock, as listed on Schedule 5.8 of the Company Disclosure Schedule (the “Company Options”), and each outstanding warrant to purchase shares of Company Common Stock and Company Preferred Stock, as listed on Schedule 5.8 of the Company Disclosure Schedule (the “Company Warrants”), whether vested or unvested, options to purchase shares of Parent Common Stock (“Parent Options”) and warrants to purchase Parent Common Stock (“Parent Warrants”) as set forth below. Each of the Parent Options and Parent Warrants shall have, and be subject to, the same terms and conditions set forth in the applicable Company Option agreements and the applicable Company Warrant agreements which are outstanding immediately prior to the Effective Time, except that (i) each of the Parent Options and Parent Warrants will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock and Company Preferred that were issuable upon exercise of such option or warrant immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Parent Options and Parent Warrants will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock and Company Preferred Stock at which each such option or warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole cent.  At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Parent Options and Parent Warrants remain outstanding, a sufficient number of shares of Parent

Common Stock for delivery upon the exercise of such Parent Options and Parent Warrants.

(b)           For a period of twelve (12) months following the Effective Date, with the exception of the Parent Options and the Parent Warrants and with the exception of issuances of warrants and/or options in connection with bona fide acquisitions approved by the board of directors (which shall include, without limitation, acquisitions by way of merger, the purchase of assets, the purchase of securities, etc.), Company covenants and agrees that Parent will issue or grant no greater than 2,500,000 options and/or warrants to purchase Parent Common Stock to employees, directors and/or consultants pursuant to any option agreement, warrant agreement and employee stock purchase plans (“Additional Parent Options”), which shall include any investor relations warrants to purchase shares of Parent Common Stock (the “Investor Relations Warrants”).  The Company agrees that the exercise price of the Additional Parent Options and Investor Relations Warrants shall be equal to the closing bid price of the Parent Common Stock on the date such options and/or warrants are issued or granted; provided, however, that in no event shall the exercise price of the Additional Parent Options be lower than $1.38 and the exercise price of the Investor Relations Warrants be lower than $1.38.

5.9           Form 8-K. At least five (5) days prior to Closing, Company shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by Company and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Merger Form 8-K”), which shall be in a form reasonably acceptable to Parent. Prior to Closing, Parent and Company will prepare the press release announcing the consummation of the Merger hereunder (“Press Release”). Simultaneously with the Closing, Parent shall file and distribute the Press Release.  Within four (4) business days of the Closing, Parent shall file the Merger Form 8-K with the SEC.

5.10         Indemnification.

(a)           After the Effective Time, Parent will fulfill and honor in all respects the obligations of Company pursuant to the indemnification provisions of Company’s Certificate of Incorporation and Bylaws or any indemnification agreement with Company officers and directors to which Company is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any person so indemnified (an “Indemnified Party”) is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party’s reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the fullest extent permitted by the Delaware Law upon receipt of any undertaking contemplated by Section 145(e) of the Delaware Law. Any Indemnified Party wishing to claim indemnification under this Section 5.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation, and shall deliver to Parent and the Surviving Corporation the undertaking contemplated by Section 145(e) of the Delaware Law.

(b)           To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of Company occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period lasting until the expiration of five years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is indemnified under this Section 5.10, such Indemnified Party shall be entitled to be represented by counsel, which counsel shall be counsel of Parent (provided that if use of counsel of Parent would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of Parent, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to Parent) and following the Effective Time the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made prior to the expiration of such five year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

(c)           The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

5.11         Tax Treatment. For U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of the Code, and the parties hereto intend that this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Parent will report the Merger on its income tax returns in a manner consistent with treatment of the Merger as a Code Section 368(a) reorganization. Neither Parent,

Company nor any of there respective affiliates has taken any action, nor will they take any action, that could reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

5.12         Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VI
CONDITIONS TO THE MERGER

6.1           Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

(a)           Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Company under Delaware Law. The holders of certain of the Company’s Warrants shall have approved those terms of this Agreement that are applicable to them.

(b)           No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

(c)           Governmental Approvals. Parent, Company and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

(d)           Dissenters’ Rights. Holders of not more than five percent (5%) of the outstanding shares of Company Common Stock shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered prior to the Effective Time written notice of such holders’ intent to demand payment as dissenting stockholders for such shares in accordance with Delaware Law.

6.2           Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

(a)           Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

(b)           Certificate of Parent. Company shall have been provided with a certificate executed on behalf of Parent by its President and Chief Financial Officer certifying that the condition set forth in Section 6.2(a) shall have been fulfilled.

(c)           Third Party Consents. Company shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Parent set forth on Schedule 6.2(c) of the Parent Disclosure Schedule.

(d)           Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent’s conduct or operation of the business of Parent and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

(e)           No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Parent, or any change that has a Material Adverse Effect on Parent.

(f)            Option and Warrant Set-Aside. The Board of Directors of Parent shall adopt a resolution to reserve or set aside an aggregate of 6,000,000 shares of Parent Common Stock as is required for issuanceupon the exercise of the Parent Options, Parent Warrants, Additional Parent Options and Investment Relations Warrants.

(g)           Officers and Directors of Parent. Parent shall have obtained and delivered to Company copies of the resignations of those persons listed on Schedule 6.2(g) from their positions as officers and directors of Parent, and shall have taken all necessary action for the appointment of the persons listed on Schedule 6.2(g) to the positions set forth opposite their names, all effective at and as of the Closing. Immediately prior to the effectiveness of the resignations of the directors of Parent, the directors of Parent shall have appointed persons designated by Company to fill vacancies on Parent’s board of directors, including, if applicable, vacancies created by the resignations described herein.

(h)           Stock Quotation. The Parent Common Stock at Closing shall be quoted on the OTC BB, and there will be no action or proceeding pending or threatened against Parent by the NASD to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

(i)            SEC Compliance. Immediately prior to the Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act, and shall have timely filed all Exchange Act reports for the twelve month period preceding the Closing.

6.3           Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

(a)           Representations, Warranties and Covenants. (i) The representations and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

(b)           Certificate of Company. Parent shall have been provided with a certificate executed on behalf of Company by its President and Chief Financial

Officer certifying that the condition set forth in Section 6.3(a) shall have been fulfilled.

(c)           Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Company’s conduct or operation of the business of Company and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

(d)           No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Company, or any change that has a Material Adverse Effect on Company.

(e)           Fees and Expenses.  The Company shall have paid all fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Parent, subject to supporting documentation, which amount shall not exceed $100,000.00 in the aggregate.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1           Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Company, this Agreement may be terminated:

(a)           by mutual consent of Parent and Company;

(b)           by either Parent or Company, if, without fault of the terminating party, the Closing shall not have occurred on or before May 15, 2007, or such later date as may be agreed upon in writing by the parties hereto (the “Final Date”);

(c)           by Parent, if Company breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 6.3(a) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Company of written notice of such breach (and Parent has not willfully breached any of its covenants hereunder, which breach is not cured);

(d)           by Company, if Parent breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 6.2(a) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Parent of written notice of such breach (and Company has not willfully breached any of its covenants hereunder, which breach is not cured); or

(e)           by either Parent or Company if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) any required approval of the stockholders of Parent or Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof (provided that the right to terminate this Agreement under this subsection (ii) shall not be available to Parent or Company where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of Parent or Company and such action or failure constitutes a breach by Parent or Company of this Agreement).

7.2           Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.3 (Confidentiality), Section 7.3 (Expenses and Termination Fees), this Section 7.2 and Section 8.1 (Non-Survival at Effective Time) shall remain in full force and effect and survive any termination of this Agreement. Nothing herein shall relieve any party from liability in connection with a breach by such party of the representations, warranties or covenants of such party to this Agreement.

7.3           Expenses and Termination Fees.

(a)           Subject to subsections (b) and (c) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

(b)           If Parent terminates this Agreement pursuant to Section 7.1(c) then Company shall promptly reimburse Parent for all of the out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

(c)           If Company terminates this Agreement pursuant to Section 7.1(d) Parent shall promptly reimburse Company for all of the out-of-pocket costs and expenses incurred by Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

7.4           Amendment. The Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Company or Merger Sub shall not (i)

alter or change the amount or kind of consideration to be received on conversion of the Company Common Stock or Company Preferred Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Common Stock or Company Preferred Stock or Merger Sub Common Stock.

7.5           Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII
GENERAL PROVISIONS

8.1           Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.3 (Confidentiality), 5.9 (Form 8-K), 5.10 (Indemnification), 5.12 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), and this Article VIII shall survive the Effective Time.

8.2           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)           if to Parent or Merger Sub, to:

SP Holding Corporation
2361 Campus Dr., Suite 101
Irvine, CA 92612
Attention:  Chief Executive Officer
Facsimile No.:  (949) 833-8211
Telephone No.:  (949) 833-9001

with a copy (which shall not constitute notice to Parent) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention:  Christopher S. Auguste, Esq.

Facsimile No.:  (212) 715-8000
Telephone No.: (212) 715-9100

(b)           if to Company, to:

Organic Holding Company, Inc.
608 Union Street, Suite 3700
Seattle, WA  98101
Attention: Chief Executive Officer
Facsimile No.:  (425) 890-9183
Telephone No.: (206) 770-4309

with a copy (which shall not constitute notice to Company) to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, CA  90067
Attention:  Gerald M. Chizever, Esq.
Facsimile No.:  (310) 282-2200
Telephone No.: (310) 282-2000

8.3           Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 8, 2007. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4           Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.5           Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality

Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.5(a)-(c) and (f), 1.6-1.9, 5.8 and 5.10; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.  No representations, warranties, inducements, promises or agreements, oral or written, by or among the parties not contained herein shall be of any force of effect.

8.6           Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7           Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.8           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

8.9           Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

SP HOLDING CORPORATION

By:	/s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer

ORGANIC ACQUISITION CORPORATION

By:	/s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer

ORGANIC HOLDING COMPANY, INC.

By:	/s/ Jason Brown
Jason Brown, Chief Executive Officer

Merger Agreement Signature Page

EXHIBIT A

CERTIFICATE OF MERGER

of

ORGANIC ACQUISITION CORPORATION

(a Delaware corporation)

with and into

ORGANIC HOLDING COMPANY, INC.

(a Delaware corporation)

Under Section 251(c) of the General

Corporation Law of the State of Delaware

The undersigned corporation,                               , hereby certifies that:

FIRST:              The name and state of incorporation of each of the constituent corporations is: Organic Acquisition Corporation, a Delaware corporation (the “Disappearing Corporation”), and Organic Holding Company, Inc., a Delaware corporation (the “Surviving Corporation”).

SECOND:         An agreement of merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:             The name of the Surviving Corporation is Organic Holding Company, Inc.

FOURTH:         The Amended and Restated Certificate of Incorporation, in the form of attached Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH:              The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at:

Organic Holding Company, Inc.

608 Union Street, Suite 3700

Seattle, Washington 98101

SIXTH:             A copy of the agreement of merger will be furnished by the Surviving Corporation on request, and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

SEVENTH:       This Certificate of Merger will be effective at 5:00 p.m. Eastern Standard Time on February       , 2007.

IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of                                                as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

DATED: February                     , 2007

a corporation

By:
, Chief Executive Officer

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ORGANIC HOLDING COMPANY, INC.

FIRST:                                           The name of the corporation is Organic Holding Company, Inc.

SECOND:                            The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle (zip code 19801); and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:                                       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:                           The total number of shares of capital stock that the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value of $.001 per share.

FIFTH:                                          The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

SIXTH:                                        The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the corporation.

SEVENTH:                      To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions occurring prior to, such repeal or modification.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

SP HOLDING CORPORATION

AND

ORGANIC ACQUISITION CORPORATION

AND

ORGANIC HOLDING COMPANY, INC.

January 11, 2007

i

Table of Contents

EXHIBITS

A – Certificate of Merger

SCHEDULES

Company Disclosure Schedule

Parent Disclosure Schedule

v